UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 20, 2007

                          NEWMARKET TECHNOLOGIES, INC.
               (Exact name of registrant as specified in charter)

               Nevada                      00-27917              65-0729900
               ------                      --------              ----------
  (State or other jurisdiction of        (Commission         (IRS Employer
           incorporation)                File Number)        Identification No.)

     14860 Montfort Drive, Suite 210, Dallas, TX                75254
     -------------------------------------------                -----
       (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code: 972-386-3372

                                   Copies to:
                              Andrea Cataneo, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement

     On February 20, 2007, NewMarket Technologies, Inc., a Nevada corporation (the "Company"), entered into and closed a Shares Exchange Agreement with Paragon Financial Corporation, C W Participacoes, Ltda., Unione Consulting Ltda., and Unione Consulting Chile S.A. Pursuant to this agreement NewMarket transferred its majority positions in the Unione entities to Paragon, an entity with public filing requirements, in exchange for convertible preferred stock of Paragon, which has provided us with a majority of the voting rights of Paragon.

     UniOne is a systems integrator, developer and business practice implementation company, providing support for the integration and maintenance of enterprise software applications. UniOne is located in Sao Paulo, Brazil as well as a regional office in Santiago, Chile.

Item 9.01         Financial Statements and Exhibits

 (d)  Exhibits


Exhibit No.    Description
-------------- -----------------------------------------------------------------
10.1           Share  Exchange  Agreement,  dated February 20, 2007 by and among
               Paragon Financial Corporation,  C W Participacoes,  Ltda., Unione
               Consulting  Ltda.,  Unione  Consulting  Chile S.A. and  Newmarket
               Technology, Inc.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           NEWMARKET TECHNOLOGIES, INC.



Dated: February 23, 2007                   By:  /s/ Philip Verges
                                           ------------------------------------
                                           Name: Philip Verges
                                           Title: Chief Executive Officer